Exhibit 33.3


              Assessment Regarding Compliance with Applicable Servicing Criteria

1. Avelo Mortgage, LLC (the "Servicer") is responsible for assessing compliance, as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in Item 1122(d) of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(i), (d)(1)(iii), (d)(2)(ii),
      (d)(2)(iv), (d)(3)(iii), (d)(4)(i), (d)(4)(ii), (d)(4)(iii), (d)(4)(vi),
      (d)(4)(xi), (d)(4)(xii) and (d)(4)(xv) of Regulation AB, which the Servicer has concluded are not applicable to the activities it performs, directly, with respect to the asset-backed securities transactions covered by this report (such criteria, after giving effect to the exclusions identified above, the "Applicable Servicing Criteria"). While the Servicer engages vendors to perform the servicing criteria in (d)(4)(xi) and
      (d)(4)(xii), the Servicer does not take responsibility for the services provided by the vendors as each vendor provides a separate 1122 Reg AB assessment regarding compliance with the criteria. The transactions in which the Servicer was a party are covered by this report included those asset-backed securities transactions conducted by GS Mortgage Securities Corp ("GSMSC") that were registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933 where the related asset-backed securities were outstanding during the Reporting Period (the "Platform"), as listed in Appendix A.

2. The Servicer has complied, in all material respects, with the applicable servicing criteria as of and for the Reporting Period except as follows:

      The Servicer assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has identified the following instances of non-compliance with the servicing criterion set forth in Items 1122(d)(2)(vii)(D) and 1122(d)(4)(x)(C) of Regulation AB with respect to the Platform. Specifically, account reconciling items were not resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements, as required by Item 1122(d)(2)(vii)(D) and the Servicer did not return to the obligor funds held in trust for an obligor within 30 calendar days of full repayment of the related pool asset, as required by Item 1122(d)(4)(x)(C).

3. PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on the assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period.

March 10,2008

                                               Avelo Mortgage, LLC
                                               By: /s/ David M. Altshuler
                                               --------------------------
                                                   Name: David M. Altshuler
                                                   Title:Vice President and CFO

The Avelo Regulation AB platform subject to the reporting requirements of section 13(a) of the Act, the annual report on Form 10-K is an aggregate compliance assessment of a11 asset-backed securities transactions as directed by 17 CFR ss.240.13a-18 paragraph (b). The asset-backed securities transactions taken as a whole involving the party participating in the servicing function and that are backed by the same asset type backing the class of asset-backed securities (including the asset-backed securities transaction that is to be the subject of the report on Form 10-K for that fiscal year are as follows:

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                                                                First
                                                   Closing    Reporting
                  Security Name                     Date        Date
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GSAA Home Equity Trust 2006-3                       2/24/06     3/10/06
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GSR Mortgage Loan Trust 2006-2F                     2/24/06     3/10/06
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GSAA Home Equity Trust 2006-4                        3/2/06     3/10/06
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GSAA Home Equity Trust 2006-5                       3/30/06     4/10/06
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GSR Mortgage Loan Trust 2006-3F                     3/30/06     4/10/06
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GSAA Home Equity Trust 2006-6                       4/28/06     5/10/06
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GSAA Home Equity Trust 2006-7                       4/28/06     5/10/06
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GSAA Home Equity Trust 2006-8                       4/28/06     5/10/06
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GSR Mortgage Loan Trust 2006-4F                     4/28/06     5/10/06
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GSAA Home Equity Trust 2006-9                       5/30/06     6/10/06
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GSR Mortgage Loan Trust 2006-5F                     5/26/06     6/10/06
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GSAA Home Equity Trust 2006-10                      6/29/06     7/10/06
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GSAMP Trust 2006-HE3                                5/26/06     6/10/06
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GSAA Home Equity Trust 2006-11                      6/30/06     7/10/06
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GSAMP Trust 2006-HE4                                6/29/06     7/10/06
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GSAMP Trust 2006-SEA1                               6/16/06     6/10/06
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GSR Mortgage Loan Trust 2006-8F                     8/25/06     9/10/06
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GSAA Home Equity Trust 2006-14                      8/25/06     9/10/06
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GSAMP Trust 2006-HE5                                8/25/06     9/10/06
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GSR Mortgage Loan Trust 2006-OA1 (2 closes)         8/24/06     9/10/06
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GSAA Home Equity Trust 2006-15                      9/28/06    10/10/06
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GSAA Home Equity Trust 2006-16                      9/28/06    10/10/06
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GSRPM Trust 2006-2                                 10/16/06    10/10/06
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GSAA Home Equity Trust 2006-17                     10/31/06    11/10/06
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GSAMP Trust 2006-HE7                               10/30/06    11/10/06
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GSAA Home Equity Trust 2006-18                     11/30/06    12/10/06
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GSAA Home Equity Trust 2006-19                     11/30/06    12/10/06
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GSAA Home Equity Trust 2006-20                   12/29/2006   1/10/2007
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GSR Mortgage Loan Trust 2006-10F                 12/29/2006   1/10/2007
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GSAA Home Equity Trust 2006-S1                   12/28/2006   1/10/2007
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GSAMP Trust 2006-HE8                             12/29/2006   1/10/2007
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GreenPoint Mortgage Funding Trust 2006-OH1       12/29/2006   1/10/2007
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GSAMP Trust 2007-SEA1                             1/19/2006   1/10/2007
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GSR Mortgage Loan Trust 2007-AR1                  1/30/2007   2/10/2007
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GSAA Home Equity Trust 2007-1                     1/30/2007   2/10/2007
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GSAMP Trust 2007-H1                               1/31/2007   2/10/2007
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GSAMP Trust 2007-NC1                              2/20/2006   3/10/2007
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GSR Mortgage Loan Trust 2007-1F                   2/28/2007   3/10/2007
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GSAA Home Equity Trust 2007-2                     2/23/2007   3/10/2007
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GSAA Home Equity Trust 2O07-3                     2/23/2007   3/10/2007
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GSAMP Trust 2007-HE1                              2/23/2007   3/10/2007
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GSAA Home Equity Trust 2007-S1                    2/28/2007   3/10/2007
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GSAMP Trust 2007-HE2                              4/20/2007   4/10/2007
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GSR Mortgage Loan Trust 2007-2F                   3/30/2007   4/10/2007
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GSAA Home Equity Trust 2007-4                     3/30/2007   4/10/2007
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GSRPM Trust 2007-1                                4/19/2007   4/10/2007
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GSAA HET 2007-5                                   4/30/2007   5/10/2007
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GSR Mortgage Loan Trust 2007-OA1                   5/8/2007   5/10/2007
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GSAA Home Equity Trust 2007-6                     5/30/2007   6/10/2007
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GSR Mortgage Loan Trust 2007-4F                   6/29/2007   7/10/2007
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GSAA Home Equity Trust 2007-7                     6/28/2007   7/10/2007
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GSAA Home Equity Trust 2007-08                    7/30/2007   8/10/2007
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GSAA Home Equity Trust 2007-09                    9/30/2007  10/10/2007
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GSAMP 2007-HSBC01                                 8/30/2007   9/10/2007
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GSR 2007-OA2                                     10/29/2007  11/10/2007
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GSAA Home Equity Trust 2007-10                   10/30/2007  11/10/2007
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GSR 2007-5F                                      12/28/2007   1/10/2008
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                             "Appendix A"

                           Response to Reg AB Finding

Avelo acknowledges that for a period in 2007, bank accounts were not reconciled in strict compliance with Reg. AB. To address this issue, Avelo added additional staff to ensure timely reconciliations and compliance with Reg AB. As of the date of the audit, all bank account reconciliations were current. No issues were found or arose from the delay in reconciling the bank accounts.

Avelo also acknowledges that for a period in 2007, escrow funds were not returned to the obligor within 30 calendar days of full repayment in compliance with Reg. AB due to a system issue. A system enhancement erroneously affected the refund check process. Once the issue was identified, the system was corrected.

As of the date of the audit, escrow fund refunds have been returned to the obligor within 30 calendar days and no issues were found or arose from the delay in returning the funds to the account holders.

                                               /s/ James Weston Moffett
                                               ------------------------
                                               Name:  James Weston Moffett
                                               Title: President and CEO
                                               Date:  March 10, 2008